Exhibit 99.1

PRESS RELEASE:	CONTACT:
December 20, 2006	Tom Hickey
Director of Corporate Communications
(609) 441-6819
tom.hickey@trump.com

TRUMP ENTERTAINMENT RESORTS COMMENTS ON

PENNSYLVANIA SLOT LICENSURE

ATLANTIC CITY, NJ – Trump Entertainment Resorts, Inc. (the “Company”) (NASDAQ NMS: TRMP) commented today on the slot machine licenses granted by the Pennsylvania Gaming Control Board (the “Board”).

James B. Perry, President and Chief Executive Officer of the Company, said, “While we are disappointed in the Board’s decision, we thank our partners and the strong community activists in Philadelphia who joined us in our bid to bring new vitality to a Philadelphia community. We continue to pursue opportunities to introduce the Trump brand to other gaming markets both nationally and internationally, and we are very pleased with the ongoing expansion and renovation of our Atlantic City resorts. We are currently finalizing our strategic growth plan for Atlantic City, with a goal of maximizing the use of our available land through property expansions and possible hotel tower additions.

Mr. Perry noted that the Company’s development program in Atlantic City is well underway, as the first phase of renovation capital, totaling $110 million across the Company’s three properties, has been nearly fully deployed. Further, the new 800-room, $250 million hotel tower at the Taj Mahal is currently being constructed and is on schedule for a summer 2008 opening. Additionally, Mr. Perry noted that the Company will soon commence a second phase of capital projects that will total more than $100 million and will include the second phase of the Taj Mahal promenade area, introducing unique branded restaurants and retail shops; and the complete renovation and retheming of the casino floor at the Taj Mahal, including construction of a new Baccarat pit. The buffets at each property will be completely renovated as part of the plan, as well as the addition of new restaurants at Trump Marina, and the renovation of the transportation center at Trump Plaza.

About Trump Entertainment Resorts

Trump Entertainment Resorts, Inc. (the “Company”) is a leading gaming company that owns and operates three properties. The Company’s properties include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City’s Marina District. Together, the properties comprise approximately 371,300 square feet of gaming space and 3,180 hotel rooms and suites. The Company is the sole vehicle through which Donald J. Trump, the Company’s Chairman and largest stockholder, conducts gaming activities and strives to provide customers with outstanding casino, resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump’s real estate and other holdings.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (“Private Litigation Reform Act”) provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

The statements contained in this release relating to the Company’s development, expansion, construction and other plans for its properties constitute forward-looking statements under the Private Litigation Reform Act. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the parties. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or if realized that the expected benefits will be received.

The forward-looking statements in this release reflect the opinion of the management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated. The Company does not undertake any obligation to update the statements contained in this release, unless otherwise required to do so by law. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial other risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company’s business are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trumpcasinos.com.

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